UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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April 14, 2004

Dear Fellow Shareholder:

URGENT!

The Special Meeting of Russell shareholders is only a few days away. Your Board of Directors has unanimously recommended that shareholders vote in favor of all the proposals on the agenda, including Proposal 2, the Reincorporation Proposal.

LEADING VOTING ADVISORY SERVICE RECOMMENDS FOR

You should also be aware that Institutional Shareholder Services, the nation’s leading voting advisory service, has recommended that its clients, including institutional investors, mutual funds and other fiduciaries, vote FOR reincorporation.

TIME IS SHORT, AND YOUR VOTE IS EXTREMELY IMPORTANT!

Since approval of the merger proposal requires the affirmative vote of two-thirds of all outstanding shares, your vote is extremely important. According to our latest records, we have not yet received your proxy. Please follow the simple instructions enclosed to return your vote today by overnight mail.

Very truly yours,

FLOYD G. HOFFMAN

Senior Vice President, Corporate Development,

General Counsel and Secretary

IMPORTANT NOTE:

If you hold your shares through a bank or broker,

you may be able to vote by telephone, or via the Internet.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-888-750-5834 from the US and Canada.

or 646-822-7410 for other international callers